As filed with the Securities and Exchange Commission on April 7, 2009

Registration No. ____-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	38-2505723
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1150 Elijah McCoy Drive
Detroit, Michigan 48202
Telephone: (313) 871-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2008 Equity Participation Plan

(Full title of the plans)

Daniel H. Movens, Chief Executive Officer
1150 Elijah McCoy Drive
Detroit, Michigan 48202
Telephone: (313) 871-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Fred B. Green, Esq.
Bodman LLP
6th Floor at Ford Field, 1901 St. Antoine Street, Detroit, Michigan 48226
Telephone: (313) 392-1056
Facsimile: (313) 393-7579

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered [1]	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock (no par value)	9,000 shares[2]	$5.43	[3]	$48,870	[4]	$2.73

Common Stock (no par value)	991,000 shares[5]	$3.41	[6]	$3,379,310		$188.57

Total	1,000,000 shares			$3,428,180		$191.30

[1]

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with any changes in the amount of securities to be offered or issued under Registrant’s 2008 Equity Participation Plan by reason of any stock split, stock dividend, recapitalization of any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

[2]

For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals. This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 2008 Equity Participation Plan.

[3]

For the sole purpose of calculating the registration fee, the offering price per share is based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

[4]	Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in footnote 2 above.

[5]	This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted, and shares which can be granted, under the 2008 Equity Participation Plan.

[6]

Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the NYSE Amex on April 1, 2009.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

REGISTRATION STATEMENT ON FORM S-8

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.Part II - Information Required in Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by Caraco Pharmaceutical Laboratories Ltd. (the “Registrant”) with the Commission are incorporated in this Registration Statement by reference:

1.

Registrant’s annual report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Commission on June 10, 2008 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Commission on July 25, 2008 pursuant to Section 13(a) of the Exchange Act.

3.	Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Commission on October 24, 2008 pursuant to Section 13(a) of the Exchange Act.

4.	Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 filed with the Commission on February 3, 2009 pursuant to Section 13(a) of the Exchange Act.

5.	Registrant’s Current Reports on Form 8-K filed with the Commission on June 12, 2008, July 23, 2008, July 25, 2008, September 8, 2008, September 17, 2008,

October 2, 2008, October 23, 2008, October 30, 2008, November 3, 2008 and March 31, 2009, pursuant to Section 13(a) of the Exchange Act.

6.

The description of the Registrant’s common stock, no par value per share, contained in that section captioned “Description of Capital Stock – Common Stock” contained in the Registrant’s Form SB-2/A filed with the Commission on June 17, 2003, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed with the Commission by the Registrant’s pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished” to the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

A.	The Michigan Business Corporation Act

	1.	Indemnification from Actions Brought by Third Parties

          Registrant is incorporated under the laws of the State of Michigan and is subject to the Michigan Business Corporation Act, as amended (“MBCA”). Section 561 of the MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation (“Third Party Action”), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful (“Standard of Conduct – Third Party Action”). The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.	Indemnification from Actions By or In the Right of the Corporation

                  Section 562 of the MBCA further provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor (“Corporation Action”) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders (“Standard of Conduct – Corporation Action”), except that no indemnification may be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent for any indemnification against expenses that may be ordered by the Court.

3.	Indemnification Against Expenses

                  Under Section 563 of the MBCA, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of either a Third Party Action or a Corporation Action, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this paragraph.

4.	Permissible Indemnification Provisions in the Articles of Incorporation

                  Under Section 209(1)(c) of the MBCA, the articles of incorporation may contain a provision eliminating or limiting a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled, or (ii ) intentional infliction of harm on the corporation or the shareholders, or (iii ) approval of certain wrongful corporate acts, or (iv ) an intentional criminal act.

5.	Determination of the Propriety of Indemnification and Evaluation and Payment of Expenses

Section 564a of the MBCA provides as follows:

          To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director, a corporation may indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the statutory Standard of Conduct – Third Party Action or Standard of Conduct – Corporation Action, but no indemnification may be made except to the extent authorized by a court, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, approved certain wrongful corporate acts, or intentionally committed a criminal act. In connection with a Corporation Action, indemnification under this paragraph may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with a Third Party Action, indemnification under this paragraph may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

          In the absence of a provision in the articles of incorporation eliminating or limiting the liability of a director, indemnification from Third Party Actions or Corporation Actions, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the Standard of Conduct – Third Party Action or Standard of Conduct – Corporation Action, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.

          If a person is entitled to indemnification under the provisions relating to either a Third Party Action or a Corporation Action for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

          The determination of the propriety of indemnification and evaluations of the reasonableness of expenses and settlement shall be made in any of the following ways: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (b) if a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding, or (c) by independent legal counsel in a written opinion, which counsel shall be selected pursuant to the terms and conditions of the MBCA, or (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (e) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          An authorization of payment of indemnification shall be made in any of the following ways:

(a)	by the board in one of the following ways:

(i) if there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (ii) by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (iii) if the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (iv) if there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with the MBCA, in which authorization all directors may participate.

         (b)    by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

6.	Payment or Reimbursement of Reasonable Expenses Prior to Final Disposition of Proceedings.

                  Pursuant to Section 564b of the MBCA, a corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable Standard of Conduct – Third Party Action or Standard of Conduct – Corporation Action. The undertaking must be an unlimited general obligation of the person but may be unsecured and may be accepted without reference to the financial ability of the person to make repayment.

                  Any evaluation of reasonableness under this paragraph 6 shall be made in the manner specified in paragraph 5 above for an evaluation of reasonableness of expenses, and an authorization shall be made in the manner specified in paragraph 5 above unless an advance is mandatory. Authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness may be made in a single action or a resolution covering an entire proceeding. However, unless the action or resolution provides otherwise, the authorizing or determining authority may subsequently terminate or amend the authorization or determination with respect to advances not yet made. Indemnification may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

                  A provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

7.	Statutory Indemnification or Advancement of Expenses is Not Exclusive.

                  Under Section 565 of the MBCA, the indemnification or advancement of expenses provided under the MBCA is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in the MBCA continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

8.	Liability Insurance.

                  Under Section 567 of the MBCA, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under other provisions of the MBCA.

B.	Registrant’s Articles of Incorporation

                  Article XV of the Registrant’s Amended and Restated Articles of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for a breach of the director’s fiduciary duty, except for liability: (i) for a breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for violation of Section 551(i) of the MBCA, (iv) for a transaction from which the director derived an improper benefit, or (v) for acts or omissions occurring before June 20, 1994.

          If the MCBA hereafter is amended to further eliminate or limit the liability of a director, then a director of the Registrant, in addition to the circumstances in which a director is not personally liable, as set forth in the paragraph above, shall not be liable to the fullest extent permitted by the MBCA, as amended.

          For purposes of Article XV, “fiduciary duty as a director” shall include, but not be limited to, any fiduciary duty arising out of serving at the request of the Registrant as a director of another corporation, partnership, joint venture, trust or other enterprise, and any liability to the Registrant in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the foregoing provision of Article XV by the shareholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

          Article XVII of the Registrant’s Amended and Restated Articles of Incorporation provides that the Registrant shall indemnify each of the directors and officers of the Registrant, and may indemnify any other individual, to the fullest extent permitted by Sections 561 and 562 of the MBCA and as otherwise permitted by law, and shall promptly make or cause to be made any determination required by Section 564a of the MBCA. The Registrant shall pay and reimburse each of the directors and officers of the Registrant, and may pay and reimburse any other individual, to the fullest extent permitted by Section 564b of the MBCA and as otherwise permitted by law, and the Registrant shall promptly make or cause to be made any determination required by Section 564b of the MBCA.

               C.          Registrant’s Bylaws

               Article VII of the Registrant’s Amended and Restated Bylaws provides for indemnification of directors and officers as follows:

          Section 1. Indemnification. The Registrant shall indemnify each of the directors and officers of the Registrant, and may indemnify any other individual, to the fullest extent permitted by Sections 561 and 562 of the MBCA, as it may be amended from time to time and as otherwise permitted by law, and shall promptly make or cause to be made any determination required by Section 564a of the MBCA. The Registrant shall pay and reimburse each of he directors and officers of the Registrant, and may pay and reimburse any other individual, to the fullest extent permitted by Section 564b of the MBCA and as otherwise permitted by law, and the Registrant on shall promptly make or cause to be made any determination required by Section 564b.

          Section 2. Insurance. The Registrant shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the MBCA.

          Section 3. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the shareholders or the directors of the Registrant shall not adversely affect any right or protection of a director, officer, employee or agent of the Registrant existing at the time of such amendment, repeal or modification.

Item 7. Exemption From Registration.

Not applicable.

Item 8. Exhibits.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit Number	Description of Document

3.1	Amended and Restated Articles of Caraco Pharmaceutical Laboratories, Ltd. (1)

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed February 13, 1997. (2)

3.3	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed February 10, 2000. (3)

3.4	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed December 28, 2006. (+)

3.5	Amended and Restated Bylaws of Caraco Pharmaceutical Laboratories Ltd. (4)

4.1	2008 Equity Participation Plan (5)

4.6	Employment Agreement of Daniel H. Movens. (5)

5.1	Opinion of Bodman, LLP. (+)

23.1	Consent of Rehmann Robson. (+)

23.2	Consent of Bodman, LLP, legal counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

+ Filed herewith

(1)	Incorporated by reference from Exhibits to Registrant’s Form 10-KSB filed on March 30, 1995, Commission File No. 000-24676.

(2)	Incorporated by reference from Exhibits to Registrant’s Form 10-KSB filed on March 31, 1997, Commission File No. 000-24676.

(3)	Incorporated by reference from Exhibits to Registrant’s Amendment No. 1 to Form SB-2 filed on September 4, 2002, Commission File No. 333-91968.

(4)	Incorporated by reference from Exhibits to Registrant’s Form 10-K filed on March 15, 2005, Commission File No. 001-31773.

(5)	Incorporated by reference from Registrant’s definitive proxy statement (Appendix B) filed on July 29, 2008, Commission File No. 001-31773.

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Detroit, State of Michigan on April 2, 2009.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

By:	/s/ Daniel H. Movens

Daniel H. Movens
Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, this 2nd day of April, 2009, Daniel H. Movens and Mukul Rathi, and each one of them acting singly, as the person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in the person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and prospectus supplements and re-offer prospectuses) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities indicated, on April 2, 2009.

Name and Signature	Title

/s/ Dilip S. Shanghvi

Dilip S. Shanghvi	Chairman of the Board

/s/ Daniel H. Movens	Chief Executive Officer, Director

Daniel H. Movens	(Principal Executive Officer)

/s/ Mukul Rathi	Interim Chief Financial Officer

Mukul Rathi	(Principal Financial and Accounting Officer)

/s/ John D. Crissman	Director

John D. Crissman

/s/ Sailesh T. Desai	Director

Sailesh T. Desai

/s/ Timothy S. Manney	Director

Timothy S. Manney

/s/ Gurpartap Singh Sachdeva	Director

Gurpartap Singh Sachdeva

/s/ Madhava Reddy	Director

Madhava Reddy

/s/ Georges Ugeux	Director

Georges Ugeux

/s/ Sudhir Valia	Director

Sudhir Valia

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated Articles of Caraco Pharmaceutical Laboratories, Ltd. (1)

3.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed February 13, 1997. (2)

3.3	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed February 10, 2000. (3)

3.4	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed December 28, 2006. (+)

3.5	Amended and Restated Bylaws of Caraco Pharmaceutical Laboratories Ltd. (4)

4.1	2008 Equity Participation Plan (5)

4.6	Employment Agreement of Daniel H. Movens. (5)

5.1	Opinion of Bodman, LLP. (+)

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Rehmann Robson. (+)

23.4	Consent of Bodman, LLP, legal counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

+ Filed herewith

(1)	Incorporated by reference from Exhibits to Registrant’s Form 10-KSB filed on March 30, 1995, Commission File No. 000-24676.

(2)	Incorporated by reference from Exhibits to Registrant’s Form 10-KSB filed on March 31, 1997, Commission File No. 000-24676.

(3)	Incorporated by reference from Exhibits to Registrant’s Amendment No. 1 to Form SB-2 filed on September 4, 2002, Commission File No. 333-91968.

(4)	Incorporated by reference from Exhibits to Registrant’s Form 10-K filed on March 15, 2005, Commission File No. 001-31773.

(5)	Incorporated by reference from Registrant’s definitive proxy statement (Appendix B) filed on July 29, 2008, Commission File No. 001-31773.